Exhibit 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of ScanSource, Inc. on Form S-8 of our report dated August 14, 2002, appearing in the Annual Report on Form 10-K of ScanSource, Inc. for the year ended June 30, 2003.

            /s/ DELOITTE & TOUCHE LLP

Greenville, South Carolina

May 12, 2004